UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2007

ProUroCare Medical Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

One Carlson Parkway, Suite 124, Plymouth, MN 55447
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01   Entry into Material Definitive Agreements

Renewal and Refinancing of Bank Debt

ProUroCare Medical Inc. (the “Company”) previously issued two secured promissory notes to Crown Bank in an aggregate principal amount of $2.2 million that matured in January and February of 2008, and contained an “on demand” payment clause.

On October 31, 2007, the Company issued a promissory note for $600,000 in favor of the Phillips W. Smith Family Trust (the “Smith Trust”) effective as of October 15, 2007.  The proceeds were used to retire $600,000 of the Crown Bank promissory notes.  The promissory note issued to the Smith Trust matures on February 28, 2009, bears interest at 1.0 percent over the prime rate, and has a subordinated security interest in all of the Company’s assets.

Also on October 31, 2007, the Company renewed the remaining $1.6 million of its Crown Bank promissory notes, subject to the deposit into escrow with Crown Bank four months worth of future interest payments due under the notes.  The renewal will extend the maturity dates of the promissory note to February 28, 2009 and eliminate the “on demand” payment clauses.  The notes will continue to bear interest at 1.0 percent over the prime rate, to be secured by all of the Company’s assets and to be fully guaranteed by Messrs. James Davis, Bruce Culver, and William Reiling.  The Company has further agreed to deposit into escrow with Crown Bank all of the interest due on the notes through maturity upon the closing, and out of the net proceeds of, an underwritten public offering of equity securities of the Company.

The Company expects to issue shares of its common stock as consideration to the three guarantors for extending their guarantees of the Crown Bank promissory notes through February 28, 2009, and to the Smith Trust for lending funds to the Company to pay off a portion of the Crown Bank loan.  The consideration is to be issued on the date the terms and conditions of the renewed Crown Bank notes become effective.  As of the date of this report, the number of shares of the Company’s common stock to be so issued has not been finalized.  An amendment to this Current Report on Form 8-K will be issued when the number of shares to be issued is determined.

Short Term Loan

On October 31, 2007, the Company borrowed $100,000 for short-term working capital needs from Mr. James Davis.  In consideration, the Company executed and delivered to Mr. Davis a $100,000 unsecured demand promissory note.  The note bears interest at the prime rate, and is payable on the first to occur of (1) the Company’s closing on $500,000 of new financing or (2) November 30, 2007.  Under the terms of the promissory note, the Company will issue to Mr. Davis five-year warrants (immediately exercisable) to acquire 1,000 shares of the Company’s common stock for each day the promissory note is outstanding (to be prorated if a portion of the loan is repaid), at $0.50 per share.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

November 6, 2007	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer